FOR IMMEDIATE RELEASE

Premier Alliance Letter Tells Shareholders Company
Will Emphasize its Cybersecurity Capabilities and
Expresses Disappointment with its Energy Performance

Company will re-brand as root9B Technologies

New York, NY (October 17, 2014) – In a frank letter to Premier Alliance (OTCQB:PIMO) shareholders, chairman and chief executive Joe Grano explained the Company’s expectations in light of its acquisition of root9B, a dynamic provider of both cybersecurity and advanced technology training capabilities, the commitment of management and the company’s Board to execute on the strategy, and their disappointment over the company’s year-to-date energy performance.  Grano also said the company would re-brand itself as root9B Technologies in the coming month.

In the letter, Grano discusses:

•	the competitive aspects of the company’s root9B subsidiary that the Company believes will make it the market leader in cybersecurity services;
•	repositioning the firm with three primary core businesses—cybersecurity, regulatory compliance and risk mitigation;
•	the Company’s disappointment with the firm’s energy results, which he says management and the Board finds “unacceptable”;
•	the potential for raising additional capital to fuel the company’s anticipated growth; and
•	the re-naming of the company as root9B Technologies.

“Management’s focus will be to achieve significant earnings growth and to have our value proposition appreciated within the marketplace,” said Grano.

The complete text of the letter is below:

Dear Shareholder,

Since being named Chairman and CEO of Premier Alliance Group, Inc. in May of this year, I have had the opportunity to evaluate the firm’s value propositions and strategies.  As I hope you are aware, our stock price has moved from a low of $0.43 to its current trading range of slightly more than double that.

We believe this positive market reaction is due primarily to our November 2013 acquisition of our cybersecurity firm, root9B.  Every day we read about another cyber-attack at one of our nation’s largest companies.  Around the world, individuals, companies and government entities have been victims of cyber-theft of intellectual property (IP), client identities, and sensitive financial data.   In our estimation, the demand for cybersecurity expertise will grow exponentially in order to meet these challenges.  We firmly believe that root9B is in an optimal position to assist current and future clients in assessing and addressing these threats and will provide a sustainable growth engine for our company.

Our root9B subsidiary is differentiated from the competition in four critical areas.

First, the firm has attracted many of the country’s most highly recognized subject matter experts, most of whom have served within the NSA (National Security Agency).

Second, root9B has proprietary hardware and software designed to combat the new methodologies being utilized by state-sponsored and sophisticated individual hackers.

Third, root9B utilizes an advanced integrated strategy known as active adversarial pursuit that employs hunt capabilities.  We believe root9B’s approach represents a game changer in cyber defense.  Its hunt methodologies allow our clients to execute interactive cyber operations and proactively search for malicious activities within their own networks. In essence, in addition to “KYC,” or “know your customer,” today’s world requires you to “KYA,” or “know your attacker.”

Fourth, root9B is world-renowned for its training curriculum and capabilities, as evidenced by our contractual agreement with Boeing to provide global cybersecurity training and the advanced courses and certifications we provide for mission critical Department of Defense (DOD) personnel.

We strongly believe that root9B’s expertise, game changing approach, technological edge and market potential warrant increased focus, emphasis and resources. Therefore, we intend to reposition our firm to accentuate our increased focus and commitment to cybersecurity and regulatory risk mitigation.  We will begin the repositioning by renaming our firm root9B Technologies, Inc.  We expect the name change, along with a new stock symbol, to become effective within the next 30 days and will notify you accordingly.  Our core competencies within our Business Advisory Solutions Group are ideally positioned to assist corporations in dealing with dramatically increased regulation, such as Sarbanes Oxley and Dodd Frank.

As previously reported, the costs of integrating root9B into our operations and poor performance at our Energy division resulted in significant losses in the second quarter of 2014.   Although we view the former as an appropriate investment in our future and commitment to the capabilities of root9B, the latter is simply unacceptable.  We expect a similar negative third quarter in 2014.  As a result of our ongoing evaluations we will incur a charge in the third quarter, the majority of which is non-cash, of between $7 – 8 million for the full impairment of the remaining goodwill and intangible assets of our energy business and some repositioning charges.  Our repositioning efforts, expansion and full integration of root9B will require additional capital and we are currently addressing those needs.

My personal perspective is to not dwell on the past performance or the past strategic decisions of the firm.  I would like to “clear the decks,” reposition the firm for higher margin growth and to firmly set the company on the path to profitability. I can assure you that our management team is fully committed to those goals and that my focus will be to achieve significant growth, achieve positive earnings and to have our value proposition appreciated within the marketplace as a leader in cybersecurity and regulatory risk mitigation.

Respectfully,

Joseph J. Grano, Jr.

About Premier Alliance Group, Inc.
Premier Alliance Group, Inc. (OTCQB: PIMO) is a leading provider of Cybersecurity, Energy and Business Advisory Solutions. Headquartered in New York City, Premier Alliance has been delivering results that improve productivity, mitigate risk and maximize profits since 1995. Our clients range in size from Fortune 100 companies to mid-sized and owner-managed businesses across a range of industries, including local, state and federal government agencies. For more information, visit www.premieralliance.com

Safe Harbor
As a matter of policy, the Company does not provide forecasts of future financial performance. However, the Company and its representatives may from time to time make written or verbal forward-looking statements, including statements contained in press announcements, reports to shareholders and filings with the Securities and Exchange Commission. All statements which address expectations about future operating performance and cash flows, future events and business developments, and future economic conditions are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the Act does not apply to initial public offerings and companies that issue penny stock). This includes statements relating to business expansion plans, expectations about revenue and earnings growth, and general statements of optimism about the future. These statements are based on management’s then-current expectations and assumptions and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company and its representatives do not assume any obligation to provide updated information or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

Some of the factors that could affect the Company’s future performance include, but are not limited to, general business conditions, the demand for the Company’s services, competitive market pressures, the ability of the Company to attract and retain qualified personnel for regular consulting and project assignments, and the ability to attract and retain qualified corporate and branch personnel.

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Media Contact:
Bob Zito (917) 692-0747
bob@zitopartners.com